Exhibit  99.20

(b) PRO FORMA FINANCIAL INFORMATION

FIRST TRINITY FINANCIAL CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On December 28, 2011, the Registrant, First Trinity Financial Corporation (“First Trinity”), through its primary insurance subsidiary, Trinity Life Insurance Company (“Trinity Life”), completed the Tender Offer of Family Benefit Life Insurance Company (“Family Benefit Life”) by paying Family Benefit Life shareholders promptly for all the issued and outstanding common shares that satisfied the terms of the offer through the expiration of the extended Tender Offer on December 21, 2011.

During the Tender Offer, Trinity Life accepted tenders of 869,669 shares meeting the minimum condition requirements during the original and subsequent offers which expired on December 9, 2011 and December 21, 2011, respectively, and promptly paid for the shares tendered.  The shares tendered represented 98.1% of the issued and outstanding Shares not owned by Trinity Life and brought the aggregate shares held by Trinity Life to 1,271,050 shares, or 98.7% of the 1,287,640 shares issued and outstanding.  Trinity Life acquired the remaining 16,590 issued and outstanding shares of Family Benefit Life by initiating and completing a merger under the corporation laws of the state of Missouri.  Trinity Life paid an aggregate of $13,855,129 for the acquisition of 100% of the issued and outstanding shares of Family Benefit Life.

First Trinity includes the accounts and operations of Trinity Life and its other wholly-owned subsidiaries in the interim and annual consolidated financial statements of First Trinity Financial Corporation and consolidated subsidiaries.  First Trinity and Family Benefit Life have calendar year ends.

The unaudited pro forma financial statements are not necessarily indicative of the results that would have occurred if the acquisition had occurred on the date indicated or of the expected financial position or results of operations in the future.  The unaudited pro forma financial statements should be read in conjunction with the separate historical financial statements and notes of First Trinity and Family Benefit contained elsewhere herein and in conjunction with the related notes to these unaudited pro forma financial statements.

The unaudited pro forma consolidated statement of financial position as of December 31, 2011, the unaudited pro forma consolidated statement of operations for the year ended December 31, 2011 and the accompanying notes to the pro forma consolidated financial statements are summarized as follows:

First Trinity Financial Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Financial Position
As of December 31, 2011

	Historical
	First Trinity	Family Benefit Life	Pro Forma Adjustments		Pro Forma Combined
Assets
Investments
Available-for-sale fixed maturity securities at fair value	$24,798,900	$56,252,307	$-		$81,051,207
Available-for-sale equity securities at fair value	14,449,249	304,773	(13,855,129)	(A)	898,893
Mortgage loans on real estate	1,905,684	79,710	-		1,985,394
Investment real estate	2,884,021	582,560	-		3,466,581
Policy loans	425,288	1,047,378	-		1,472,666
Other long-term investments	9,875,675	110	-		9,875,785
Total investments	54,338,817	58,266,838	(13,855,129)		98,750,526
Cash and cash equivalents	18,602,206	9,103,505	-		27,705,711
Accrued investment income	347,136	775,438	-		1,122,574
Recoverable from reinsurers	1,012,053	120,068	-		1,132,121
Agents' balances and due premiums	365,425	39,715	(23,239)	(A)	381,901
Loans from premium financing, net	1,022,416	-	-		1,022,416
Deferred policy acquisition costs	5,251,999	640,315	(640,315)	(A)	5,251,999
Value of insurance business acquired	2,284,807	-	5,627,662	(A)	7,912,469
Property and equipment, net	170,843	954	(954)	(A)	170,843
Other assets	1,323,479	10,336	(36,720)	(A)	1,297,095
Total assets	$84,719,181	$68,957,169	$(8,928,695)		$144,747,655
Liabilities and Shareholders' Equity
Policy liabilities
Policyholders' account balances	$44,984,189	$36,746,133	$-		$81,730,322
Future policy benefits	15,474,353	14,001,983	(449,150)	(A)	29,027,186
Policy claims	348,929	166,593			515,522
Premiums paid in advance	34,399	12,214	-		46,613
Total policy liabilities	60,841,870	50,926,923	(449,150)		111,319,643
Deferred federal income taxes	434,061	1,192,284	1,066,366	(A)	2,692,711
Other liabilities	1,960,616	133,293	363,279	(A)	2,457,188
Total liabilities	63,236,547	52,252,500	980,495		116,469,542
Shareholders' equity
Common stock	73,649	1,604,378	(1,604,378)	(A)	73,649
Additional paid-in capital	24,086,146	394,025	(394,025)	(A)	24,086,146
Treasury stock		(1,456,886)	1,456,886	(A)	-
Accumulated other comprehensive income	2,696,224	4,891,938	(4,891,938)	(A)	2,696,224
Accumulated deficit	(5,373,385)	11,271,214	(3,392,387)	(A)	2,505,442
Total shareholders' equity	21,482,634	16,704,669	(9,909,190)		28,278,113
Total liabilities and shareholders' equity	$84,719,181	$68,957,169	$(8,928,695)		$144,747,655

See accompanying notes to unaudited pro forma consolidated financial statements.

First Trinity Financial Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2011

	Historical
	First Trinity	Family Benefit Life	Pro Forma Adjustments		Pro Forma Combined
Revenues
Premiums	$6,229,383	$1,925,398	$-		$8,154,781
Income from premium financing	168,124	-	-		168,124
Net investment income	2,291,761	3,335,179	-		5,626,940
Net realized investment gains	606,935	31,035	-		637,970
Gain from Acquisition of Family Benefit
Other income	12,577	11,268	-		23,845
Total revenues	9,308,780	5,302,880	-		14,611,660
Benefits, Claims and Expenses
Benefits and claims
Increase in future policy benefits	1,982,865	438,777	-		2,421,642
Death benefits	1,479,188	736,011	-		2,215,199
Benefits on supplemetal contracts with life contingencies	-	425,226	-		425,226
Surrenders	336,062	144,202	-		480,264
Dividend and endowment benefits to policyholders	-	135,706	-		135,706
Interest credited to policyholders	1,510,710	1,252,660	-		2,763,370
Total benefits and claims	5,308,825	3,132,582	-		8,441,407
Policy acquisition costs deferred	(2,262,751)	(29,736)	-		(2,292,487)
Amortization of deferred policy acquisition costs	230,284	84,566	-		314,850
Amortization of value of insurance business acquired	222,451	-	225,000	(B)	447,451
Commissions	2,281,934	66,023	-		2,347,957
Other underwriting, insurance and acquisition expense	2,953,245	653,851	-		3,607,096
Total benefits, claims and expenses	8,733,988	3,907,286	225,000		12,866,274
Income (loss) before total federal income tax expense (benefit)	574,792	1,395,594	(225,000)		1,745,386
Current federal income tax expense	34,095	214,230	-		248,325
Deferred federal income tax expense (benefit)	96,183	(10,886)	(45,000)	(C)	40,297
Total federal income tax expense (benefit)	130,278	203,344	(45,000)		288,622
Net income	$444,514	$1,192,250	$(180,000)		$1,456,764

See accompanying notes to unaudited pro forma consolidated financial statements.

First Trinity Financial Corporation and Subsidiaries
Notes to Unaudited Pro Forma Consolidated Financial Statements
December 31, 2011

The following pro forma adjustments were made to the historical statements of financial position of First Trinity and Family Benefit Life as of December 31, 2011 to reflect the acquisition of Family Benefit Life by Trinity Life, a wholly owned subsidiary of First Trinity. In addition, the following pro forma adjustments were made to the historical statements of operations of First Trinity and Family Benefit Life for the year ended December 31, 2011 to reflect the acquisition of Family benefit Life by Trinity Life as if it occurred on January 1, 2011.

(A)	To reflect as of December 31, 2011 the impact of the adjustment of the excess of the estimated fair value of the net assets acquired and liabilities assumed over the cash purchase price consideration.

First Trinity Financial Corporation and Subsidiaries
Unaudited Pro Forma Summary of Purchase Price and Fair Value of Net Assets Acquired
As of December 31, 2011

Total cash purchase consideration	$13,855,129
Allocation of purchase price to fair value of net assets acquired:
Available-for sale fixed maturity securities	$56,252,307
Available-for sale equity securities	304,773
Mortgage loans on real estate	79,710
Investment real estate	582,560
Policy loans	1,047,378
Other invested assets	110
Cash and cash equivalents	9,103,505
Investment income due and accrued	775,438
Recoverable from reinsurers	120,068
Agents' balances and due premiums	16,476
Value of insurance business acquired	5,627,622
Other assets	10,336
Fair value of assets acquired	$73,920,323
Policyholders' account balances	(36,746,133)
Future policy benefits	(13,552,833)
Policy claims	(166,593)
Premiums paid in advance	(12,214)
Defered federal income tax liability	(2,258,650)
Other liabilities	(533,292)
Fair value of liabilities assumed	$(53,269,715)
Net fair value of assets acquired	$20,650,608
Excess of fair value of net assets acquired in excess of purchase cash consideration	$6,795,479

(B)
To reflect increased amortization of the value of the insurance business acquired based upon the historical persistency and lapsation of Family Benefit Life’s block of life insurance and annuity business.

(C)	To reflect the income tax effect of adjustment (B) on deferred income taxes.